 Exhibit 10.9

FORWARD PURCHASE AGREEMENT

This Forward Purchase Agreement (this “Agreement”) is entered into as of [_____], 2021 by and among TPB Acquisition Corporation I, a Cayman Islands exempted company (the “Company”), TPB Acquisition Sponsor I, LLC, a Delaware limited liability company (the “Sponsor”), and [______] (the “Purchaser”). The amount of Class A Shares (as defined below) subject to forward purchase and/or non-redemption by the Purchaser will be set forth, from time to time, in an appendix hereto (as may be amended from time to time without further input from the Company).

RECITALS

WHEREAS, the Company was formed for the purpose of effecting a merger, capital share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses (a “Business Combination”);

WHEREAS, the Company has filed with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement on Form S-1 (the “Registration Statement”) for its initial public offering (“IPO”) of 20,000,000 units (or 23,000,000 units if the IPO over-allotment option is exercised in full), which amounts may be adjusted in connection with the Company’s marketing efforts relating to the IPO (the units so issued in the IPO, including any units issued in connection with an over-allotment exercise, are referred to herein as the “Units”), at a price of $10.00 per Unit, each Unit comprised of one Class A ordinary share of the Company, par value $0.0001 per share (the “Class A Shares,” and the Class A Shares included in the Units, the “Public Shares”), and one-third of one redeemable warrant (a “Redeemable Warrant”), where each whole Redeemable Warrant is exercisable to purchase one Class A Share at an exercise price of $11.50 per share;

WHEREAS, following the closing of the IPO (the “IPO Closing”), the Company will seek to identify and consummate a Business Combination;

WHEREAS, the parties wish to enter into this Agreement, pursuant to which (i) immediately prior to the closing of the Company’s initial Business Combination (the “Business Combination Closing”), (a) the Company shall first irrevocably offer to issue and sell to the Purchaser, on a private placement basis pursuant to this Agreement, the number of Class A Shares determined pursuant to Section 1(a) (the “Forward Purchase Shares”) and (b) the Purchaser may elect to purchase, on a private placement basis pursuant to this Agreement, all or a portion of such Forward Purchase Shares by confirming its purchase commitment in the manner provided herein, and (ii) concurrently with the closing of purchase of the Forward Purchase Shares, in the event the Purchaser elects to purchase and/or enter into a Non-Redemption Agreement with respect to all of the Purchaser’s Forward Purchase Share Allocation (as defined below), the Sponsor will transfer to the Purchaser, on a private placement basis, Class B ordinary shares of the Company, par value $0.0001 per share (the “Class B Shares”), in an amount equal to the Class B Transfer Amount determined pursuant to Section 1(b), in each case on the terms and conditions set forth herein;

WHEREAS, the Company has entered into or intends to enter into concurrently herewith agreements (together with this Agreement, the “Forward Purchase Agreements”), with certain purchasers other than the Purchaser, that are institutional accredited investors (the “Other Purchasers” and together with the Purchaser, the “FPA Purchasers”), pursuant to which the Other Purchasers and the Purchaser shall purchase in the aggregate from the Company, on a private placement basis, up to $100,000,000 of Forward Purchase Shares; and

WHEREAS, the Company has entered, or intends concurrently with entry into this Agreement to enter, into a forward purchase agreement with the Sponsor, pursuant to which, immediately prior to the Business Combination Closing, the Company shall issue and sell to the Sponsor or its permitted transferees (collectively, the “Sponsor Purchaser Parties”), and the Sponsor Purchaser Parties shall purchase in the aggregate from the Company, on a private placement basis, up to $25,000,000 of Forward Purchase Shares.

NOW, THEREFORE, in consideration of the premises, representations, warranties and the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

Section 1.	Sale and Purchase.

(a)            Forward Purchase Shares.

(1)            As provided in this Agreement, immediately prior to the Business Combination Closing, the Company shall issue and sell to the Purchaser, on a private placement basis pursuant to this Agreement, and the Purchaser shall have the right but not the obligation, to purchase from the Company, up to the number of Forward Purchase Shares that is equal to the quotient of (1) the Purchaser’s Forward Purchase Allocation Amount (as defined below) and (2) $10.00 (such quotient, the “Forward Purchase Share Allocation”) for an aggregate purchase price of $10.00 multiplied by the number of Forward Purchase Shares issued and sold hereunder. “Forward Purchase Allocation Amount” means, with respect to a particular FPA Purchaser, an amount equal to the product of (x) $100,000,000 and (y) the quotient of (A) the aggregate purchase price for the Units purchased by such FPA Purchaser (including the Purchaser) in the IPO and (B) the aggregate purchase price of Units purchased by all FPA Purchasers (including the Purchaser) in the IPO.

(2)            Not less than fifteen Business Days (as defined below) prior to the execution of a definitive agreement in respect of a Business Combination (a “Definitive Agreement”), the Company shall deliver notice (a “Notice”) to the Purchaser which shall state that the Company intends to enter into the Definitive Agreement and specify all of the relevant details of the proposed offer and sale of Forward Purchase Shares pursuant hereto. The Notice shall not contain any information concerning the identity of the other part(ies) to the Business Combination or the purchase price therefor. Following delivery of the Notice, the Company shall make available to the Purchaser such information concerning the proposed Business Combination as the Purchaser shall reasonably request, subject to execution of a confidentiality agreement in form and substance satisfactory to the Company.

(3)            The right and obligation of the Purchaser to purchase the Forward Purchase Shares at the Forward Closing is subject to, among other conditions specified below, the Purchaser delivering to the Company, within ten (10) Business Days following receipt of the Notice, written notice of its commitment to purchase Forward Purchase Shares, if applicable, in the form attached hereto as Exhibit A (the “Funding Commitment Notice”). Such Funding Commitment Notice shall state the maximum number of Forward Purchase Shares the Purchaser desires to purchase, which amount may include an amount in excess of the Purchaser’s Forward Purchase Share Allocation (such excess, the “Oversubscription Shares”).

(4)            If an FPA Purchaser fails or declines to deliver a Funding Commitment Notice such that, without giving effect to any Oversubscription Shares, additional Forward Purchase Shares are available for purchase (the “Remaining Shares”), each oversubscribing FPA Purchaser will be allocated an additional number of Forward Purchase Shares equal to the lesser of (x) the Purchaser’s Oversubscription Shares and (y) the product obtained by multiplying (i) the number of Remaining Shares by (ii) a fraction, the numerator of which is the number of Class A Shares held by such oversubscribing Purchaser and the denominator of which is the total number of Class A Shares held by all oversubscribing FPA Purchasers. The Purchaser shall be obligated to buy such number of Forward Purchase Shares as determined by the Company pursuant to this Section 1(a)(4). The final number of Forward Purchase Shares allocated to the Purchaser pursuant to this Section 1 and the purchase price payable therefor, including any Non-Redemption Commitment Portion pursuant to Section 1(a)(5), are referred to herein as the Purchaser’s “Final Forward Purchase Amount” and “Forward Purchase Price,” respectively.

(5)            The Purchaser may elect, by so designating in the Funding Commitment Notice, to satisfy all or a portion of its commitment to purchase its Final Forward Purchase Amount (any such portion, the “Non-Redemption Commitment Portion”) by waiving its right to seek redemption in connection with the Business Combination in accordance with the Company’s articles of association (the “Charter”) with respect to a number of Class A Shares held by the Purchaser equal to some or all of the Purchaser’s Final Forward Purchase Amount. To the extent the Purchaser elects a Non-Redemption Commitment Portion, the Purchaser shall deliver, concurrently with delivery of the Funding Commitment Notice, a Non-Redemption Agreement in the form attached hereto as Exhibit B with respect to a number of Class A Shares equal to the quotient of (x) the Non-Redemption Commitment Portion and (y) $10.00. The term “Final Forward Purchase Amount” shall be deemed to include amounts pursuant to which an election is made pursuant to this Section 1(a)(5) and “Final Forward Purchase Share Amount” shall be deemed not to include any amounts pursuant to which an election is made pursuant to this Section 1(a)(5).

(6)            Each of the parties hereto acknowledges that, notwithstanding anything to the contrary set forth herein, this Agreement is neither a commitment nor an obligation of the Purchaser to purchase any Forward Purchase Shares unless and until a Funding Commitment Notice is delivered in accordance with Section 1(a)(3). For the avoidance of doubt, it shall be in the sole and absolute discretion of the Purchaser whether to deliver a Funding Commitment Notice, and the Purchaser and all of its affiliates shall be excused, without any further liability or obligation hereunder, from the purchase of any Forward Purchase Shares if for any reason, in its sole and absolute discretion, the Purchaser does not deliver a Funding Commitment Notice within ten (10) Business Days after receipt of a Notice from the Company.

(b)            Class B Share Transfer. At the Forward Closing (as defined below), the Sponsor shall transfer to the Purchaser and the other FPA Purchasers who deliver a Funding Commitment Notice with respect to not less than such FPA Purchaser’s full Forward Purchase Share Allocation (the “Fully Subscribing Purchasers”) up to an aggregate number of Class B Shares equal to the greater of: (i) the quotient of (A) the product of (1) 50% of the Class B Shares outstanding as of the IPO Closing (not to exceed 2.5 million Class B Shares) (the “IPO Closing Class B Shares”) and (2) the total number of Class A Shares tendered for redemption in connection with the Business Combination pursuant to the terms of the Charter (which shall not include any Class A Shares tendered by the Purchaser for redemption) and (B) the difference between (1) the total number of Class A Shares outstanding and (2) the total number of Class A Shares for which a Non-Redemption Agreement has been delivered pursuant to Section 1(a)(5) (or similar provision(s) in other Forward Purchase Agreements) and (ii) 10% of the IPO Closing Class B Shares (not to exceed 500,000 Class B Shares) (such greater aggregate amount, the “Aggregate Class B Transfer Shares”). Each Fully Subscribing Purchaser’s “Class B Transfer Amount” shall be calculated as the product of (i) the quotient of (A) the aggregate number of Forward Purchase Shares purchased by the Fully Subscribing Purchasers pursuant to this Agreement and the other Forward Purchase Agreements and (B) $100,000,000 and (ii) the Aggregate Class B Transfer Shares. The Class B Transfer shall take place concurrently with the closing of the purchase and sale of the Forward Purchase Shares.

(c)            The Company shall require the Purchaser to purchase its Final Forward Purchase Share Amount by delivering a notice (a “Final Funding Notice”) to the Purchaser, at least five (5) Business Days before the funding of the Forward Purchase Price, specifying the anticipated date of the Business Combination Closing. On the anticipated date of the Business Combination Closing specified in the Final Funding Notice, the Purchaser shall fund the Forward Purchase Price in an amount set forth in the Final Funding Notice in full in free and clear funds (to an account notified by the Company to the Purchaser) against delivery of the Forward Purchase Shares. If the Business Combination Closing does not occur within five (5) days after the Purchaser funds the Forward Purchase Price in full, the amount of the Forward Purchase Price shall automatically return to the Purchaser, provided that the return of the Forward Purchase Price shall not terminate the Agreement or otherwise relieve any party of any of its obligations hereunder until the date set forth in the Business Combination Agreement (as of the date of execution thereof) on which a non-breaching party thereto would have the right to terminate such agreement if the consummation of the transactions contemplated by such agreement has not yet occurred. For the purposes of this Agreement, “Business Day” means any day, other than a Saturday or a Sunday, that is neither a legal holiday nor a day on which banking institutions are generally authorized or required by law or regulation to close in the City of New York, New York. Each Purchaser’s obligation to consummate the Forward Purchase set forth in this Section 1(c) shall not be transferable or assignable by the Purchaser except in accordance with Section 10(g).

(d)            The closing of the sale of the Forward Purchase Shares by the Purchaser (the “Forward Closing”) shall be held on the same date and on or immediately prior to the Business Combination Closing. At the Forward Closing, (1) the Company shall issue to the Purchaser the Forward Purchase Shares equal to the Final Forward Purchase Share Amount set forth in the Final Funding Notice and (2) if applicable, the Sponsor shall transfer to the Purchaser the Purchaser’s Class B Transfer Amount.

(e)            At the Forward Closing, upon payment of the Forward Purchase Price, the Company shall issue the Forward Purchase Shares to the Purchaser in book-entry form, free and clear of any liens or other restrictions whatsoever (other than those arising under state or federal securities laws), registered in the name of the Purchaser, or to a custodian designated by the Purchaser, as applicable, pursuant to written instructions delivered by the Purchaser.

(f)            Legends. Each book entry for the Forward Purchase Shares shall contain a notation, and each certificate (if any) evidencing the Forward Purchase Shares shall be stamped or otherwise imprinted with a legend, in substantially the following form:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE TRANSFERRED IN VIOLATION OF SUCH ACT AND LAWS. THE SALE, PLEDGE, HYPOTHECATION, OR TRANSFER OF THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN FORWARD PURCHASE AGREEMENT BY AND BETWEEN THE HOLDER AND THE COMPANY. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.”

(g)            Certificates. The Company shall cooperate with the Purchaser, at its request, to facilitate the timely preparation and delivery of physical certificates representing the Forward Purchase Shares and enable such certificates to be in such denominations or amounts, as the case may be, as the Purchaser may reasonably request and registered in such name as the Purchaser may request. Any such physical certificates shall be stamped or otherwise imprinted with a legend substantially in the form set forth in Section 1(f).

(h)            Legend Removal. If the Forward Purchase Shares are eligible to be sold without restriction under, and without the Company being in compliance with the current public information requirements of, Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), then at the Purchaser’s request, the Company will cause the Company’s transfer agent to remove the legend set forth in Section 1(f). In connection therewith, if required by the Company’s transfer agent, the Company will promptly cause an opinion of counsel to be delivered to and maintained with its transfer agent, together with any other authorizations, certificates and directions required by the transfer agent that authorize and direct the transfer agent to issue such Forward Purchase Shares without any such legend.

Section 2.              Representations and Warranties of the Purchaser. The Purchaser represents and warrants to the Company as follows, as of the date hereof:

(a)            Organization and Power. The Purchaser is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its formation and has all requisite power and authority to carry on its business as presently conducted and as proposed to be conducted.

(b)            Authorization. The Purchaser has full power and authority to enter into this Agreement. This Agreement, when executed and delivered by the Purchaser, will constitute the valid and legally binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, or (iii) to the extent the indemnification provisions contained in the Registration Rights (defined below) may be limited by applicable federal or state securities laws.

(c)            Governmental Consents and Filings. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Purchaser in connection with the consummation of the transactions contemplated by this Agreement.

(d)            Compliance with Other Instruments. The execution, delivery and performance by the Purchaser of this Agreement and the consummation by the Purchaser of the transactions contemplated by this Agreement will not result in any violation or default (i) of any provisions of its organizational documents, (ii) of any instrument, judgment, order, writ or decree to which it is a party or by which it is bound, (iii) under any note, indenture or mortgage to which it is a party or by which it is bound, (iv) under any lease, agreement, contract or purchase order to which it is a party or by which it is bound or (v) of any provision of federal or state statute, rule or regulation applicable to the Purchaser, in each case (other than clause (i)), which would have a material adverse effect on the Purchaser or its ability to consummate the transactions contemplated by this Agreement.

(e)            Purchase Entirely for Own Account. The Purchaser hereby confirms that the Forward Purchase Shares to be acquired by the Purchaser will be acquired for investment for the Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of any state or federal securities laws, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of law (other than as set forth herein). The Purchaser further represents that the Purchaser does not presently have any contract, undertaking, agreement or arrangement with any Person (other than another Purchaser) to sell, transfer or grant participations to such Person, with respect to any of the Forward Purchase Shares. For purposes of this Agreement, “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or any government or any department or agency thereof.

(f)            Disclosure of Information. The Purchaser has had an opportunity to discuss the Company’s business, management, financial affairs and the terms and conditions of the offering of the Forward Purchase Shares, as well as the terms of the Company’s proposed IPO, with the Company’s management.

(g)            Restricted Securities. The Purchaser understands that the offer and sale of the Forward Purchase Shares to the Purchaser has not been, and will not be, registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed herein. The Purchaser understands that the Forward Purchase Shares are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Purchaser must hold the Forward Purchase Shares indefinitely unless they are registered with the SEC and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Purchaser acknowledges that the Company has no obligation to register or qualify the Forward Purchase Shares for resale, except as provided herein (the “Registration Rights”). The Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Forward Purchase Shares, and on requirements relating to the Company which are outside of the Purchaser’s control, and which the Company is under no obligation and may not be able to satisfy. The Purchaser understands that the offering of the Forward Purchase Shares is not and is not intended to be part of the IPO, and that the Purchaser will not be able to rely on the protection of Section 11 of the Securities Act with respect to such Forward Purchase Shares.

(h)            No Public Market. The Purchaser understands that no public market now exists for the Forward Purchase Shares, and that the Company has made no assurances that a public market will ever exist for the Forward Purchase Shares.

(i)            High Degree of Risk. The Purchaser understands that its agreement to purchase the Forward Purchase Shares involves a high degree of risk which could cause the Purchaser to lose all or part of its investment.

(j)            Accredited Investor. The Purchaser is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

(k)            No General Solicitation. Neither the Purchaser, nor, to its knowledge, any of its officers, directors, employees, agents, shareholders or partners has either directly or indirectly, including through a broker or finder (i) to its knowledge, engaged in any general solicitation or (ii) published any advertisement in connection with the offer and sale of the Forward Purchase Shares.

(l)            Residence. The Purchaser’s principal place of business is the office or offices located at the address of the Purchaser set forth on the signature page hereof.

(m)            Non-Public Information. The Purchaser acknowledges its obligations under applicable securities laws with respect to the treatment of material non-public information relating to the Company.

(n)            Adequacy of Financing. The Purchaser will have sufficient funds at the Forward Closing to satisfy its obligations under this Agreement.

(o)            Affiliation of Certain FINRA Members. The Purchaser is neither a person associated nor affiliated with Barclays Capital Inc. or Code Advisors LLC or, to its actual knowledge, any other member of the Financial Industry Regulatory Authority (“FINRA”) that is participating in the IPO.

(p)            No Other Representations and Warranties; Non-Reliance. Except for the specific representations and warranties contained in this Section 2 and in any certificate or agreement delivered pursuant hereto, none of the Purchaser nor any person acting on behalf of the Purchaser nor any of the Purchaser’s affiliates (the “Purchaser Parties”) has made, makes or shall be deemed to make any other express or implied representation or warranty with respect to the Purchaser and this offering, and the Purchaser Parties disclaim any such representation or warranty. Except for the specific representations and warranties expressly made by the Company in Section 3 of this Agreement and in any certificate or agreement delivered pursuant hereto, the Purchaser Parties specifically disclaim that they are relying upon any other representations or warranties that may have been made by the Company, any person on behalf of the Company or any of the Company’s affiliates (collectively, the “Company Parties”).

Section 3.              Representations and Warranties of the Company. The Company represents and warrants to the Purchasers as follows:

(a)            Organization and Corporate Power. The Company is an exempted company duly incorporated and validly existing and in good standing as an exempted company under the laws of the Cayman Islands and has all requisite corporate power and authority to carry on its business as presently conducted and as proposed to be conducted. The Company has no subsidiaries.

(b)            Capitalization. On the date hereof, the authorized share capital of the Company consists of:

(1)            500,000,000 Class A Shares, par value $0.0001 per share, none of which are issued and outstanding.

(2)            50,000,000 Class B ordinary shares of the Company, par value $0.0001 per share (the “Class B Shares”), 5,750,000 of which are issued and outstanding as of the date hereof. All of the issued and outstanding Class B Shares have been duly authorized, are fully paid and nonassessable and were issued in compliance with all applicable federal and state securities laws.

(3)            5,000,000 preferred shares, par value $0.0001 per share, none of which are issued and outstanding.

(c)            Authorization. All corporate action required to be taken by the Company’s Board of Directors and shareholders in order to authorize the Company to enter into this Agreement and to issue the Forward Purchase Shares has been taken or will be taken prior to the Forward Closing. All action on the part of the shareholders, directors and officers of the Company necessary for the execution and delivery of this Agreement, the performance of all obligations of the Company under this Agreement to be performed as of the Forward Closing, and the issuance and delivery of the Forward Purchase Shares has been taken or will be taken prior to the Forward Closing. This Agreement, when executed and delivered by the Company, shall constitute the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, or (iii) to the extent the indemnification provisions contained in the Registration Rights may be limited by applicable federal or state securities laws.

(d)            Valid Issuance of Securities.

(1)            The Forward Purchase Shares, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement and registered in the register of members of the Company will be validly issued, fully paid and nonassessable, as applicable, and free of all preemptive or similar rights, liens, encumbrances and charges with respect to the issue thereof and restrictions on transfer other than restrictions on transfer specified under this Agreement, applicable state and federal securities laws and liens or encumbrances created by or imposed by the Purchaser. Assuming the accuracy of the representations of the Purchasers in this Agreement and subject to the filings described in Section 3(e) below, the Forward Purchase Shares will be issued in compliance with all applicable federal and state securities laws.

(2)            No Disqualification Event. No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act (a “Disqualification Event”) is applicable to the Company or, to the Company’s knowledge, any Company Covered Person (as defined below), except for a Disqualification Event as to which Rule 506(d)(2)(ii—iv) or (d)(3), is applicable. “Company Covered Person” means, with respect to the Company as an “issuer” for purposes of Rule 506 promulgated under the Securities Act, any Person listed in the first paragraph of Rule 506(d)(1).

(e)            Governmental Consents and Filings. Assuming the accuracy of the representations and warranties made by the Purchasers in this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Company in connection with the consummation of the transactions contemplated by this Agreement, except for filings pursuant to Regulation D of the Securities Act, applicable state securities laws, if any, and pursuant to the Registration Rights.

(f)            Compliance with Other Instruments. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in any violation or default (i) of any provisions of the Charter or other governing documents of the Company, (ii) of any instrument, judgment, order, writ or decree to which the Company is a party or by which it is bound, (iii) under any note, indenture or mortgage to which the Company is a party or by which it is bound, (iv) under any lease, agreement, contract or purchase order to which the Company is a party or by which it is bound or (v) of any provision of federal or state statute, rule or regulation applicable to the Company, in each case (other than clause (i)) which would have a material adverse effect on the Company or its ability to consummate the transactions contemplated by this Agreement.

(g)            Operations. As of the date hereof, the Company has not conducted, and prior to the IPO Closing the Company will not conduct, any operations other than organizational activities and activities in connection with offerings of its securities.

(h)            No Litigation. There are no pending or, to the knowledge of the Company, threatened, actions, which, if determined adversely, would, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Company to enter into and perform its obligations under this Agreement As of the date hereof, there is no unsatisfied judgment or any open injunction binding upon the Company which would, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Company to enter into and perform its obligations under this Agreement.

(i)            Company SEC Filings. As of the Forward Closing, the Company will have made available to the Purchaser all statements, prospectuses, registration statements, forms, reports and documents required to be filed by it with the SEC since the IPO Closing, pursuant to the Exchange Act or the Securities Act (collectively, as may be amended since the time of their filing through the Forward Closing, the “Company SEC Filings”). As of the respective date of its filing (or if amended or superseded by a filing prior to the Forward Closing, then on the date of such filing), the Company SEC Filings will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements that will made therein, in light of the circumstances under which they were made, not misleading; provided that the Company makes no such representation or warranty with respect to the registration statement on Form S-4 to be filed by the Company with respect to the Business Combination or any other information relating to the target company in the Business Combination or any of its affiliates included in any Company SEC Filing or filed as an exhibit thereto.

(j)            Foreign Corrupt Practices. Neither the Company, nor, to the knowledge of the Company, any director, officer, agent, employee or other Person acting on behalf of the Company has, in the course of its actions for, or on behalf of, the Company (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(k)            Compliance with Anti-Money Laundering Laws. The operations of the Company are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and all applicable U.S. and non-U.S. anti- money laundering laws, rules and regulations, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the USA Patriot Act of 2001 and the applicable money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(l)            No General Solicitation. Neither the Company, nor any of its officers, directors, employees, agents or shareholders has either directly or indirectly, including, through a broker or finder (i) engaged in any general solicitation, or (ii) published any advertisement in connection with the offer and sale of the Forward Purchase Shares.

(m)            No Other Representations and Warranties; Non-Reliance. Except for the specific representations and warranties contained in this Section 3 and in any certificate or agreement delivered pursuant hereto, none of the Company Parties has made, makes or shall be deemed to make any other express or implied representation or warranty with respect to the Company, this offering, the proposed IPO or a potential Business Combination, and the Company Parties disclaim any such representation or warranty. Except for the specific representations and warranties expressly made by the Purchasers in Section 2 of this Agreement and in any certificate or agreement delivered pursuant hereto, the Company Parties specifically disclaim that they are relying upon any other representations or warranties that may have been made by the Purchaser Parties.

Section 4.              Representations and Warranties of the Sponsor. The Sponsor represents and warrants to the Purchaser as follows:

(a)            Incorporation and Corporate Power. The Sponsor is a limited liability company duly formed and validly existing and in good standing as an exempted company under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as presently conducted and as proposed to be conducted.

(b)            Authorization. All corporate action required to be taken by the Sponsor’s Board of Directors and shareholders in order to authorize the Sponsor to enter into this Agreement, and to transfer the Class B Shares in accordance with this Agreement has been taken. All action on the part of the shareholders, directors and officers of the Sponsor necessary for the execution and delivery of this Agreement, the performance of all obligations of the Sponsor under this Agreement to be performed, and the effect of the transfer and delivery of the Class B Shares in accordance with this Agreement has been taken. This Agreement, when executed and delivered by the Sponsor, shall constitute the valid and legally binding obligation of the Sponsor, enforceable against the Sponsor in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally or (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(c)            Title to Securities. Immediately prior to the Class B Share Transfer, the Sponsor shall have good and valid title to the Class B Shares to be transferred by it, free and clear of all liens, encumbrances, equities or claims, and, upon delivery of such Class B Shares, good and valid title to such Class B Shares, free and clear of all liens, encumbrances, equities or claims, will pass to the Purchaser.

Section 5.              Registration Rights

(a)            Registration. The Company agrees that the Purchaser shall have the registration rights set forth on Exhibit C.

(b)            Indemnification.

(1)            The Company shall, notwithstanding any termination of this Agreement, indemnify, defend and hold harmless the Purchaser (to the extent a seller under a Forward Registration Statement (as defined in Exhibit C)), the officers, directors, agents, partners, members, managers, shareholders, affiliates, employees and investment advisers of the Purchaser, each person who controls the Purchaser (within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), and the officers, directors, partners, members, managers, shareholders, agents, affiliates, employees and investment advisers of each such controlling person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable costs of preparation and investigation and reasonable attorneys’ fees) and expenses (collectively, “Losses”), as incurred, that arise out of or are based upon (i) any untrue or alleged untrue statement of a material fact contained in a Forward Registration Statement, any prospectus included in a Forward Registration Statement or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, or (ii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act or any state securities law or any rule or regulation thereunder, in connection with the performance of its obligations under this Section 4, except to the extent, but only to the extent, that such untrue statements, alleged untrue statements, omissions or alleged omissions are based solely upon information regarding a Purchaser furnished in writing to the Company by the Purchaser expressly for use therein. The Company shall notify the Purchaser promptly of the institution, threat or assertion of any proceeding arising from or in connection with the transactions contemplated by this Section 4 of which the Company is aware. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an indemnified party and shall survive the transfer of the Registrable Securities by the Company.

(2)            The Purchaser shall, severally and not jointly with any other selling shareholder named in a Forward Registration Statement, indemnify and hold harmless the Company, its directors, officers, agents and employees, each person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling persons, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, arising out of or that are based upon any untrue or alleged untrue statement of a material fact contained in a Forward Registration Statement, any prospectus included in a Forward Registration Statement, or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus, or any form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading to the extent, but only to the extent, that such untrue statements or omissions are based solely upon information regarding the Purchaser furnished in writing to the Company by the Purchaser expressly for use therein. In no event shall the liability of the Purchaser be greater in amount than the dollar amount of the net proceeds received by the Purchaser upon the sale of the Registrable Securities giving rise to such indemnification obligation.

Section 6.              Additional Agreements and Acknowledgements of the Purchaser.

(a)            Trust Account.

(1)            The Purchaser hereby acknowledges that it is aware that the Company will establish a trust account (the “Trust Account”) for the benefit of its public shareholders upon the IPO Closing. The Purchaser, for itself and its affiliates, hereby agrees that it has no right, title, interest or claim of any kind in or to any monies held in the Trust Account, or any other asset of the Company as a result of any liquidation of the Company, except for redemption and liquidation rights, if any, the Purchaser may have in respect of any Public Shares, if any, held by it.

(2)            The Purchaser hereby agrees that it shall have no right of set-off or any right, title, interest or claim of any kind (“Claim”) to, or to any monies in, the Trust Account, and hereby irrevocably waives any Claim to, or to any monies in, the Trust Account that it may have now or in the future, except for redemption and liquidation rights, if any, the Purchaser may have in respect of any Public Shares held by it. In the event a Purchaser has any Claim against the Company under this Agreement, the Purchaser shall pursue such Claim solely against the Company and its assets outside the Trust Account and not against the property or any monies in the Trust Account, except for redemption and liquidation rights, if any, the Purchaser may have in respect of any Public Shares held by it.

(b)            Voting. Each Purchaser hereby agrees with the Company that, if it elects to purchase Forward Purchase Shares hereunder and/or enter into a Non-Redemption Agreement pursuant to Section 1(a)(5), if the Company seeks shareholder approval of a proposed Business Combination, then in connection with such proposed Business Combination, such Purchaser shall vote any Class A Shares owned by it in favor of any proposed Business Combination. If a Purchaser fails to vote any Class A Shares it is required to vote hereunder in favor of a proposed Business Combination, such Purchaser hereby grants hereunder to the Company and any representative designated by the Company without further action by such Purchaser a limited irrevocable power of attorney to effect such vote on behalf of such Purchaser, which power of attorney shall be deemed to be coupled with an interest.

Section 7.           Additional Agreements of the Company.

(a)            No Material Non-Public Information. The Company agrees that no information provided to the Purchaser in connection with this Agreement will, upon the IPO Closing, constitute material non-public information.

(b)            Listing. The Company will use commercially reasonable efforts to effect and maintain the listing of the Class A Shares on the Exchange.

(c)            Use of Name. The Company shall not publicly disclose the name of the Purchaser or its investment manager, as applicable, without the prior written consent (including by email) of the Purchaser, except to the extent such disclosure is required by any laws, rules or regulations, at the request of the staff of the SEC or any regulatory agency or under the rules and regulations of the Exchange, in which case the Company shall provide the Purchaser with prior written notice (including by e-mail) of such required disclosure.

Section 8.           Forward Closing Conditions.

(a)            The obligation of the Purchaser to purchase the Forward Purchase Shares at the Forward Closing under this Agreement shall be subject to the fulfillment, at or prior to the Forward Closing of each of the following conditions, any of which, to the extent permitted by applicable laws, may be waived by the Purchaser:

(1)            The Business Combination shall be consummated substantially concurrently with, and immediately following, the purchase of the Forward Purchase Shares;

(2)            The Company shall have delivered to the Purchaser a certificate evidencing the Company’s good standing as a Cayman Islands exempted company, as of a date within ten (10) Business Days of the Forward Closing;

(3)            The representations and warranties of the Company and the Sponsor set forth in Section 3 and Section 4 of this Agreement shall have been true and correct as of the date hereof and shall be true and correct as of the Forward Closing date, as applicable, with the same effect as though such representations and warranties had been made on and as of such date (other than any such representation or warranty that is made by its terms as of a specified date, which shall be true and correct as of such specified date), except where the failure to be so true and correct would not have a material adverse effect on the Company or the Sponsor or their respective ability to consummate the transactions contemplated by this Agreement;

(4)            The Company and the Sponsor shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company or the Sponsor at or prior to the Forward Closing;

(5)            No order, writ, judgment, injunction, decree, determination, or award shall have been entered by or with any governmental, regulatory, or administrative authority or any court, tribunal, or judicial, or arbitral body, and no other legal restraint or prohibition shall be in effect, preventing the purchase by the Purchaser of the Forward Purchase Shares;

(6)            There shall not have occurred any suspension of the Forward Purchase Shares for sale or trading on the Exchange and, to the Company’s knowledge, no proceedings for any such purpose shall have been initiated or threatened;

(7)            No amendment or modification of the Definitive Agreement or the Charter, in each case after execution of the Definitive Agreement, shall have occurred that would reasonably be expected to materially and adversely affect the economic benefits that the Purchaser would reasonably expect to receive under this Agreement, without the prior written consent of Purchaser (not to be unreasonably withheld, conditioned or delayed);

(8)            There shall not have occurred any suspension of the Forward Purchase Shares for sale or trading on the Exchange and, to the Company’s knowledge, no proceedings for any such purpose shall have been initiated or threatened; and

(9)            The Purchaser shall have delivered to the Company the Funding Commitment Notice.

(b)            The obligation of the Company and the Sponsor to, as applicable, sell the Forward Purchase Shares at the Forward Closing and transfer the Class B Transfer Amount under this Agreement shall be subject to the fulfillment, at or prior to the Forward Closing of each of the following conditions, any of which, to the extent permitted by applicable laws, may be waived by the Company and the Sponsor:

(1)            The Business Combination shall be consummated substantially concurrently with, and immediately following, the purchase of the Forward Purchase Shares;

(2)            The representations and warranties of the Purchaser set forth in Section 2 of this Agreement shall have been true and correct as of the date hereof and shall be true and correct as of such Forward Closing date, as applicable, with the same effect as though such representations and warranties had been made on and as of such date (other than any such representation or warranty that is made by its terms as of a specified date, which shall be true and correct as of such specified date), except where the failure to be so true and correct would not have a material adverse effect on the Purchaser or their ability to consummate the transactions contemplated by this Agreement;

(3)            The Purchaser shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Purchaser at or prior to such Forward Closing;

(4)            No order, writ, judgment, injunction, decree, determination, or award shall have been entered by or with any governmental, regulatory, or administrative authority or any court, tribunal, or judicial, or arbitral body, and no other legal restraint or prohibition shall be in effect, preventing the purchase by the Purchaser of the Forward Purchase Shares; and

(5)            With respect to the Purchaser who has delivered a Non-Redemption Agreement in accordance with Section (1)(a)(5), (i) such Non-Redemption Agreement shall be in full force and effect and (ii) the Purchaser shall have delivered evidence satisfactory to the Company of its beneficial ownership of the Class A Shares representing the Purchaser’s Non-Redemption Commitment Portion.

Section 9.           Termination. This Agreement may be terminated at any time prior to the Forward Closing:

(a)            by mutual written consent of the Company, the Purchaser and the Sponsor; or

(b)            automatically:

(1)            if the IPO is not consummated on or prior to [December 31, 2021]; or

(2)            if the Business Combination is not consummated within 24 months from the IPO Closing, unless extended upon approval of the Company’s shareholders in accordance with the Charter.

In the event of any termination of this Agreement pursuant to this Section 9, the Forward Purchase Price (and interest thereon, if any), if previously paid, and the Purchaser’s funds paid in connection herewith shall be promptly returned to the Purchaser, and thereafter this Agreement shall forthwith become null and void and have no effect, without any liability on the part of the Purchaser or the Company and their respective directors, officers, employees, partners, managers, members, or shareholders and all rights and obligations of each of the parties shall cease; provided, however, that nothing contained in this Section 9 shall relieve either party from liabilities or damages arising out of any fraud or willful breach by such party of any of its representations, warranties, covenants or agreements contained in this Agreement.

Section 10.         General Provisions.

(a)            Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt, or (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail or facsimile (if any) during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next Business Day, (c) five (5) Business Days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) Business Day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next Business Day delivery, with written verification of receipt. All communications sent to the Company shall be sent to:

TPB Acquisition Corporation I

1 Letterman Drive
Suite A3-1
San Francisco, CA 94129

Attention: David Friedberg

E-mail: dave@theproductionboard.com

with a copy to the Company’s counsel at:

Cooley LLP

101 California Street
San Francisco, California 94111

Attention: Rachel Proffitt

E-mail: rproffitt@cooley.com

All communications to the Purchasers shall be sent to the Purchaser’s address as set forth on the signature page hereof, or to such e-mail address, facsimile number (if any) or address as subsequently modified by written notice given in accordance with this Section 10(a).

(b)            No Finder’s Fees. Other than fees payable to Barclays Capital Inc. or Code Advisors LLC, which shall be the responsibility of the Company, each of the parties represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction. The Purchaser agrees, severally and not jointly with any Purchaser Party or Other Purchaser, to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Purchaser or its officers, employees or representatives is responsible. The Company agrees to indemnify and hold harmless the Purchaser from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

(c)            Adjustments to Notional Amounts. In the event of any change to the capital structure of the Company, whether dilutive or otherwise, by way of a share dividend or share split, or any other dividend however described, the Forward Purchase Shares and the Forward Purchase Price will be adjusted to account for such changes.

(d)            Survival of Representations and Warranties. All of the representations and warranties contained herein shall survive the consummation of the transactions contemplated by this Agreement or (subject to Section 9) the termination hereof.

(e)            Entire Agreement. This Agreement, together with any documents, instruments and writings that are delivered pursuant hereto or referenced herein, constitute the entire agreement and understanding of the parties hereto in respect of its subject matter and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

(f)             Successors. All of the terms, agreements, covenants, representations, warranties, and conditions of this Agreement are binding upon, and inure to the benefit of and are enforceable by, the parties hereto and their respective successors. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(g)            Assignments. Except as otherwise specifically provided herein, no party hereto may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of each other party. Notwithstanding the foregoing, the Purchaser may assign and delegate all or a portion of its rights and obligations to purchase the Forward Purchase Shares to one or more other persons upon the consent of the Company (which consent shall not be unreasonably conditioned, withheld or delayed); provided, however, that no consent of the Company shall be required if such assignment or delegation is to an affiliate of the Purchaser; provided, further, that no such assignment or delegation shall relieve the Purchaser of its obligations hereunder (including its obligation to purchase the number of Forward Purchase Shares hereunder) and the Company shall be entitled to pursue all rights and remedies against the Purchaser subject to the terms and conditions hereof.

(h)            Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

(i)             Headings. The section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.

(j)             Governing Law. This Agreement, the entire relationship of the parties hereto, and any litigation between the parties (whether grounded in contract, tort, statute, law or equity) shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of New York, without giving effect to its choice of laws principles.

(k)            Jurisdiction. The parties (i) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of New York and to the jurisdiction of the United States District Court for the Southern District of New York for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in state courts of New York or the United States District Court for the Southern District of New York, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

(l)             Waiver of Jury Trial. The parties hereto hereby waive any right to a jury trial in connection with any litigation pursuant to this Agreement and the transactions contemplated hereby.

(m)           Amendments. This Agreement may not be amended, modified or waived as to any particular provision, except with the prior written consent of the Company, the Sponsor and the Purchaser.

(n)            Severability. The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof; provided that if any provision of this Agreement, as applied to any party hereto or to any circumstance, is adjudged by a governmental authority, arbitrator, or mediator not to be enforceable in accordance with its terms, the parties hereto agree that the governmental authority, arbitrator, or mediator making such determination will have the power to modify the provision in a manner consistent with its objectives such that it is enforceable, and/or to delete specific words or phrases, and in its reduced form, such provision will then be enforceable and will be enforced.

(o)            Expenses. Each of the Company and the Purchaser will bear its own costs and expenses incurred in connection with the performance of this Agreement and the consummation of the transactions contemplated hereby, including all fees and expenses of agents, representatives, financial advisors, legal counsel and accountants. The Company shall be responsible for the fees of its transfer agent, stamp taxes and all The Depository Trust Company fees associated with the issuance of the Forward Purchase Shares.

(p)            Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties hereto and no presumption or burden of proof will arise favoring or disfavoring any party hereto because of the authorship of any provision of this Agreement. Any reference to any federal, state, local, or foreign law will be deemed also to refer to law as amended and all rules and regulations promulgated thereunder, unless the context requires otherwise. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties hereto intend that each representation, warranty, and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party hereto has not breached will not detract from or mitigate the fact that such party hereto is in breach of the first representation, warranty, or covenant.

(q)            Waiver. No waiver by any party hereto of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, may be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising because of any prior or subsequent occurrence.

(r)            Confidentiality. Except as may be required by law, regulation or applicable stock exchange listing requirements, unless and until the transactions contemplated hereby and the terms hereof are publicly announced or otherwise publicly disclosed by the Company, the parties hereto shall keep confidential and shall not publicly disclose the existence or terms of this Agreement.

(s)            Specific Performance. The Purchaser agrees that irreparable damage may occur in the event any provision of this Agreement was not performed by the Purchaser in accordance with the terms hereof and that the Company shall be entitled to seek specific performance of the terms hereof, in addition to any other remedy at law or equity.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this Agreement to be effective as of the date first set forth above.

PURCHASER:

[●]

By:
Name:
Title:

Address for Notices:

E-mail:

COMPANY:

TPB Acquisition Corporation I

By:
Name:
Title:

SPONSOR:

TPB Acquisition Sponsor I, LLC

By:
Name:
Title:

[To be completed by the Company]

Number of Forward Purchase Shares:

Aggregate Purchase Price for Forward Purchase Shares:	$

[Signature Page to Forward Purchase Agreement]

EXHIBIT A

FUNDING COMMITMENT NOTICE

Purchaser: ___________________________

Forward Purchase Allocation Amount: $_________________

The undersigned hereby agrees to purchase and/or enter into a Non-Redemption Agreement pursuant to the terms of that certain Forward Purchase Agreement, dated as of [____], 2021, by and among TPB Acquisition Corporation I, a Cayman Islands exempted company (the “Company”), TPB Acquisition Sponsor I, LLC, a Delaware limited liability company (the “Sponsor”), and other third parties signatory thereto (the “Forward Purchase Agreement”) with respect to up to a number of Class A Shares set forth below. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Forward Purchase Agreement.

Maximum Number of Forward Purchase Shares to be Purchased: ________________________

Number of Oversubscription Shares: ________________________________

[Non-Redemption Commitment Portion: ___________________________]

[PURCHASER]

Name:
Title:

EXHIBIT B

FORM OF NON-REDEMPITON AGREEMENT

TPB Acquisition Corporation I

1 Letterman Drive
Suite A3-1
San Francisco, CA 94129

Re: Non-Redemption Election Pursuant to Forward Purchase Agreement

Ladies and Gentlemen:

This letter (this “Letter Agreement”) is being delivered to you in accordance with the Forward Purchase Agreement (the “Forward Purchase Agreement”), dated as of [_____], 2021, by and among TPB Acquisition Corporation I, a Cayman Islands exempted company (the “Company”), and the undersigned (the “Purchaser”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Forward Purchase Agreement.

In accordance with Section 1(a)(5) of the Forward Purchase Agreement, the undersigned hereby agrees that, with respect to [_____] Class A Shares (the “Non-Redemption Shares”), it will not seek redemption of any such Non-Redemption Shares in connection with the Business Combination. The undersigned hereby represents and warrants that it beneficially owns, and has good and valid title to, the Non-Redemption Shares.

This Letter Agreement may be executed in any number of original or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

This Letter Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York. The parties hereto (i) all agree that any action, proceeding, claim or dispute arising out of, or relating in any way to, this Letter Agreement shall be brought and enforced in the courts of New York City, in the State of New York, and irrevocably submit to such jurisdiction and venue, which jurisdiction and venue shall be exclusive and (ii) waive any objection to such exclusive jurisdiction and venue or that such courts represent an inconvenient forum.

[signature page follows]

EXHIBIT C

REGISTRATION RIGHTS

1.            The Company shall (i) use commercially reasonable efforts to file within thirty (30) calendar days after the Business Combination Closing (the “Filing Date”) a registration statement on Form S-3, or if the Company is ineligible to use Form S-3, on Form S-1, for a secondary offering (including any successor registration statement covering the resale of the Registrable Securities a “Forward Registration Statement”) of (x) the Class A Shares comprising the Forward Purchase Share Amount and underlying Class B Transfer Amount (y) any other equity security of the Company issued or issuable with respect to the securities referred to in clause (x) by way of a share dividend or share split or by way of a conversion from a warrant, or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization and (z) any other shares or warrants of the Company that the Purchasers may have purchased in the open market (collectively, the “Registrable Securities”) pursuant to Rule 415 under the Securities Act; (ii) use commercially reasonable efforts to cause a Forward Registration Statement to be declared effective under the Securities Act as soon as practicable after the filing thereof but no later than the earlier of (i) the 90th calendar day (or 120th calendar day if the SEC notifies the Company that it will “review” the Registration Statement) following the Business Combination Closing and (ii) the 10th Business Day after the date the Company is notified (orally or in writing, whichever is earlier) by the SEC that the Registration Statement will not be “reviewed” or will not be subject to further review (such earlier date, the “Effectiveness Date”); provided however, that the Company’s obligation to include the Registrable Securities in the Forward Registration Statement is contingent upon the Purchaser furnishing in writing to the Company such information regarding the Purchaser, the securities of the Company held by the Purchaser and the intended method of disposition of the Registrable Securities as shall be reasonably requested by the Company to effect the registration of the Registrable Securities, and the Purchaser shall execute such documents in connection with such registration as the Company may reasonably request that are customary of a selling stockholder in similar situations, including providing that the Company shall be entitled to postpone and suspend the effectiveness or use of the Forward Registration Statement during any customary blackout or similar period or as permitted hereunder. The Company shall maintain each Forward Registration Statement in accordance with the terms hereof, and shall prepare and file with the SEC such amendments, including post-effective amendments, and supplements as may be necessary to keep such Forward Registration Statement continuously effective, available for use and in compliance with the provisions of the Securities Act until such time as there are no longer any Registrable Securities included on such Forward Registration Statement. In the event the Company files a Forward Registration Statement on Form S-1, the Company shall use its commercially reasonable efforts to convert the Form S-1 to a Form S-3 as soon as practicable after the Company is eligible to use Form S-3. For purposes of clarification, any failure by the Company to file the Registration Statement by the Filing Date or to effect such Registration Statement by the Effectiveness Date shall not otherwise relieve the Company of its obligations to file or effect the Registration Statement as set forth in this Exhibit C.

2.            The Company further agrees that, in the event that the Forward Registration Statement has not been declared effective by the SEC by the Effectiveness Date (a “Registration Default” and, for purposes of such clauses, the date on which such Registration Default occurs, a “Default Date”), then in addition to any other rights the Purchaser may have hereunder or under applicable law, on each such Default Date and on each monthly anniversary of each such Default Date (if the Registration Default shall not have been cured by such date) until the Registration Default is cured, the Company shall pay to each Purchaser, an amount in cash, as partial liquidated damages and not as a penalty (“Liquidated Damages”), equal to 0.5% of the aggregate Forward Purchase Price paid by the Purchaser pursuant to this Agreement for any Registrable Securities held by the Purchaser on the Default Date; provided, however, that if the Purchaser fails to provide the Company with any information requested by the Company that is required to be provided in such Forward Registration Statement with respect to the Purchaser as set forth herein, then, for purposes of this Exhibit C, the Filing Date or Effectiveness Date, as applicable, for a Forward Registration Statement with respect to the Purchaser shall be extended until two (2) Business Days following the date of receipt by the Company of such required information from the Purchaser; and in no event shall the Company be required hereunder to pay to the Purchaser pursuant to this Agreement an aggregate amount that exceeds 5.0% of the aggregate Forward Purchase Price paid by the Purchaser for its Registrable Securities. The Liquidated Damages pursuant to the terms hereof shall apply on a daily pro-rata basis for any portion of a month prior to the cure of a Registration Default, except in the case of the first Default Date. The Company shall deliver the cash payment to the Purchaser with respect to any Liquidated Damages by the fifth Business Day after the date payable. If the Company fails to pay said cash payment to the Purchaser in full by the fifth Business Day after the date payable, the Company will pay interest thereon at a rate of 5.0% per annum (or such lesser maximum amount that is permitted to be paid by applicable law, and calculated on the basis of a year consisting of 360 days) to the Purchaser, accruing daily from the date such Liquidated Damages are due until such amounts, plus all such interest thereon, are paid in full. Notwithstanding the foregoing, nothing shall preclude any Purchaser from pursuing or obtaining any available remedies at law, specific performance or other equitable relief with respect to this Exhibit C in accordance with applicable law. The parties agree that notwithstanding anything to the contrary herein, no Liquidated Damages shall be payable to the Purchaser with respect to any period during which all of the Purchaser’s Registrable Securities may be sold by the Purchaser without volume or manner of sale restrictions under Rule 144 and the Company is in compliance with the current public information requirements under Rule 144(c)(1) (or Rule 144(i)(2), if applicable).

3.            In the case of the registration, qualification, exemption or compliance effected by the Company pursuant to this Agreement, the Company shall, upon reasonable request, inform the Purchaser as to the status of such registration, qualification, exemption and compliance. At its expense the Company shall:

i.             except for such times as the Company is permitted hereunder to suspend the use of the prospectus forming part of a Forward Registration Statement, use its commercially reasonable efforts to keep such registration, and any qualification, exemption or compliance under state securities laws which the Company determines to obtain, continuously effective with respect to the Purchaser, and to keep the applicable Forward Registration Statement or any subsequent shelf Forward Registration Statement free of any material misstatements or omissions, until the earlier of the following: (i) the Purchaser ceases to hold any Registrable Securities or (ii) the date all Registrable Securities held by the Purchaser may be sold without restriction under Rule 144, including without limitation, any volume and manner of sale restrictions which may be applicable to affiliates under Rule 144 and without the requirement for the Company to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable), and (iii) three years from the Effective Date of the Forward Registration Statement. The period of time during which the Company is required hereunder to keep a Forward Registration Statement effective is referred to herein as the “Registration Period”;

ii.            advise the Purchaser within five (5) Business Days:

(1)            when a Forward Registration Statement or any amendment thereto has been filed with the SEC and when such Forward Registration Statement or any post-effective amendment thereto has become effective;

(2)            of any request by the SEC for amendments or supplements to any Forward Registration Statement or the prospectus included therein or for additional information;

(3)            of the issuance by the SEC of any stop order suspending the effectiveness of any Forward Registration Statement or the initiation of any proceedings for such purpose;

(4)            of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(5)            subject to the provisions in this Subscription Agreement, of the occurrence of any event that requires the making of any changes in any Forward Registration Statement or prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading.

iii.            use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Forward Registration Statement as soon as reasonably practicable;

iv.            upon the occurrence of any event contemplated above, except for such times as the Company is permitted hereunder to suspend, and has suspended, the use of a prospectus forming part of a Forward Registration Statement, the Company shall use its commercially reasonable efforts to as soon as reasonably practicable prepare a post-effective amendment to such Forward Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Registrable Securities included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

v.            use its commercially reasonable efforts to cause all Registrable Securities to be listed on each securities exchange or market, if any, on which the Existing Parent Class A Shares issued by the Company have been listed; and

vi.           use its commercially reasonable efforts to take all other steps necessary to effect the registration of the Registrable Securities contemplated hereby and to enable the Purchaser to sell the Registrable Securities under Rule 144.

4.            Notwithstanding anything to the contrary in this Agreement, the Company shall be entitled to delay or postpone the effectiveness of the Forward Registration Statement, and from time to time to require the Purchaser not to sell under the Forward Registration Statement or to suspend the effectiveness thereof, if the negotiation or consummation of a transaction by the Company or its subsidiaries is pending or an event has occurred, which negotiation, consummation or event the Company’s Board of Directors reasonably believes, upon the advice of legal counsel, would require additional disclosure by the Company in the Forward Registration Statement of material information that the Company has a bona fide business purpose for keeping confidential and the non-disclosure of which in the Forward Registration Statement would be expected, in the reasonable determination of the Company’s Board of Directors, upon the advice of legal counsel, to cause the Forward Registration Statement to fail to comply with applicable disclosure requirements (each such circumstance, a “Suspension Event”); provided, however, that the Company may not delay or suspend the Forward Registration Statement on more than two occasions or for more than sixty (60) consecutive calendar days, or more than ninety (90) total calendar days, in each case during any twelve-month period. Upon receipt of any written notice from the Company of the happening of any Suspension Event during the period that the Forward Registration Statement is effective or if as a result of a Suspension Event the Forward Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus) not misleading, the Purchaser agrees that (i) it will immediately discontinue offers and sales of the Registrable Securities under the Forward Registration Statement (excluding, for the avoidance of doubt, sales conducted pursuant to Rule 144) until the Purchaser receives copies of a supplemental or amended prospectus (which the Company agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by the Company that it may resume such offers and sales, and (ii) it will maintain the confidentiality of any information included in such written notice delivered by the Company unless otherwise required by law or subpoena. If so directed by the Company, the Purchaser will deliver to the Company or, in the Purchaser’s sole discretion destroy, all copies of the prospectus covering the Registrable Securities in the Purchaser’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Registrable Securities shall not apply (i) to the extent the Purchaser is required to retain a copy of such prospectus (a) in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or (b) in accordance with a bona fide pre-existing document retention policy or (ii) to copies stored electronically on archival servers as a result of automatic data back-up.

5.            The Purchaser may deliver written notice (including via email) (an “Opt-Out Notice”) to the Company requesting that the Purchaser not receive notices from the Company otherwise required by this Section 5; provided, however, that the Purchaser may later revoke any such Opt-Out Notice in writing. Following receipt of an Opt-Out Notice from the Purchaser (unless subsequently revoked), (i) the Company shall not deliver any such notices to the Purchaser and the Purchaser shall no longer be entitled to the rights associated with any such notice and (ii) each time prior to the Purchaser’s intended use of an effective Forward Registration Statement, the Purchaser will notify the Company in writing at least two (2) Business Days in advance of such intended use, and if a notice of a Suspension Event was previously delivered (or would have been delivered but for the provisions of this Section 5) and the related suspension period remains in effect, the Company will so notify the Purchaser, within one (1) Business Day of the Purchaser’s notification to the Company, by delivering to the Purchaser a copy of such previous notice of Suspension Event, and thereafter will provide the Purchaser with the related notice of the conclusion of such Suspension Event immediately upon its availability.